UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

VELAN CAPITAL, L.P. ALTIVA MANAGEMENT INC. BALAJI VENKATARAMAN VIRINDER NOHRIA LTE PARTNERS, LLC LTE MANAGEMENT, LLC MELKONIAN CAPITAL MANAGEMENT, LLC RYAN MELKONIAN TERENCE COOKE DEEPAK SARPANGAL
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Velan Capital, L.P., together with the other participants named herein (collectively, the “Participating Stockholders”), has filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes against the election of certain directors of Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”).

Item 1: On June 25, 2019, the Participating Stockholders issued the following press release and Investor Presentation, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference:

VELAN RELEASES PRESENTATION REITERATING THE FACTS AND SETTING THE RECORD STRAIGHT FOR PROGENICS PHARMACEUTICALS’ STOCKHOLDERS

Highlights How the Board is Distorting the Truth, Mischaracterizing the Company’s Current Dire State and Misleading Stockholders in an Attempt to Preserve the Troubling Status Quo

Reminds Stockholders to Remain Focused on the Real Issues Facing the Company Under the Incumbent Board – Persistent Underperformance, Value-Destructive Stockholder Dilution, Egregious Governance Actions, and Minimal Accountability

Urges Stockholders to See Through the Board’s Desperate Attempts to Avoid Accountability at All Costs by Voting AGAINST the Re-election of Peter Crowley and Michael Kishbauch on the GREEN Proxy Card Today

Alpharetta, GA - June 25, 2019 /PRNewswire/ -- Velan Capital, L.P. (together with the other participants in its solicitation, “Velan” or “we”), one of the largest stockholders of Progenics Pharmaceuticals, Inc. (“Progenics” or the “Company”)(NASDAQ:PGNX), comprised of successful specialty pharmaceutical operators and financial services experts, today announced that it has issued a presentation to Progenics stockholders following various false and misleading statements made by the Company in its June 20th and June 25th presentations, urging stockholders to remain focused on the real issues facing the Company. The attempt by the Progenics Board of Directors (the “Board”) to distort the truth and avoid accountability at all costs prove the Board’s only defense is distraction and misdirection; the performance of the Company under the incumbent Board speaks for itself.

Velan’s presentation titled “What Really Matters: The Dismal Performance of Progenics Pharmaceuticals, Inc. Under Peter Crowley and Michael Kishbauch” can be viewed by clicking the following link:

https://www.savepgnx.com/api/v1/files/78763e62-8220-4781-b709-08d6f96254f2

The removal of Messrs. Crowley and Kishbauch will implement much needed accountability and allow two new directors to more properly evaluate management and have a better chance of putting the Company on the right track. As long as such individuals bring appropriate alignment and expertise, we believe that stockholders and patients would be experiencing an upgrade.

The Company’s slogan is “Find, Fight, and Follow” – we urge stockholders to “Find” the status quo unacceptable, “Fight” years of value destruction and squandered opportunities, and “Follow” our call to action by voting AGAINST the re-election of Messrs. Crowley and Kishbauch on the GREEN proxy card.

It is time for accountability at Progenics – Velan urges all stockholders to vote for change on the GREEN proxy card today!

Investor contacts:

Deepak Sarpangal

(415) 677-7050

campaign@velancapital.com

www.savePGNX.com

Okapi Partners LLC

Pat McHugh / Jason Alexander

+1 (888) 785-6673

SavePGNX@okapipartners.com

Item 2: On June 25, 2019, the following materials were posted by the Participating Stockholders to www.savePGNX.com: